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                                                                    EXHIBIT 99.2

                                 NETSTAR, INC.
                            A MINNESOTA CORPORATION
                            10250 VALLEY VIEW ROAD
                         MINNEAPOLIS, MINNESOTA 55344

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Douglas M. Pihl and Duane S. Carlson, and either of them, as proxy or proxies (the "Proxies"), each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of NetStar, Inc. ("NetStar") held of record by the undersigned on July 5, 1996 at the NetStar Special Meeting of Stockholders (the "Special Meeting") to be held on August 15, 1996 or any adjournment thereof.

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER ("MERGER AGREEMENT") BY AND AMONG NETSTAR, ASCEND COMMUNICATIONS, INC. AND NEBULA ACQUISITION
   CORPORATION:

      [_] For      [_] Against      [_] Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting; management is not presently aware of any such matters to be presented for action at the Special Meeting.

The undersigned hereby ratifies and confirms all the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned stockholder, but if no direction is made, this Proxy will be voted FOR the Merger Agreement.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or in some other fiduciary capacity, please give full title as such.

DATED: __________________ , 1996         If a corporation, please sign in full
                                         corporate name by president or other
                                         authorized officer(s). If a
                                         partnership, please sign in
                                         partnership name by authorized
                                         person(s).


                                         ______________________________________
                                         Signature

                                         ______________________________________
                                         Signature if held jointly

    (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.)